EXHIBIT 99.1

PRESS RELEASE

                                                                                                                                          Contact:
                                                                                                                                        Trisha Tuntland
                                                                                                                                       Director of Investor Relations
                                                                                                                                      Cabot Microelectronics Corporation
                                                                                                                                          (630) 499-2600

CABOT MICROELECTRONICS CORPORATION APPOINTS THOMAS F. KELLY AS VICE PRESIDENT, CORPORATE DEVELOPMENT

Aurora, IL, September 1, 2016 – Cabot Microelectronics Corporation (Nasdaq:  CCMP), the world's leading supplier of chemical mechanical planarization (CMP) polishing slurries and a growing CMP pad supplier to the semiconductor industry, announced the appointment of Thomas F. Kelly, Vice President, Corporate Development, which is effective as of September 6, 2016.  Mr. Kelly rejoins Cabot Microelectronics after serving as the Director of Global Raw Materials Procurement for Celanese Corporation from 2012 through 2016, and prior to that as the Vice President of New Business Development and the Program Management Organization of Chemtura Corporation, where he was employed from 2008 until 2012.  He was employed by Cabot Microelectronics from 1999 through 2008, serving in various senior business operations, product management, and supply chain assurance roles.

"I am delighted to welcome Tom Kelly back to Cabot Microelectronics, and am confident his executive expertise from various global companies in the larger engineered materials and chemicals industries will benefit our company greatly in a number of important areas," said David H. Li, Cabot Microelectronics' President and Chief Executive Officer.  "Tom knows our business, industry, customers and supply chain well, along with having developed important experience in mergers and acquisitions, business development, and corporate strategy from his more recent roles in helping to lead multi-billion dollar global businesses."

In addition to this, the Company announced that as of September 1, 2016, Daniel J. Pike has resigned from his position as Vice President, Corporate Development, and will continue to serve the Company in a non-executive transition role until March 1, 2017.  Mr. Li stated, "I would like to thank Dan for his significant contribution to the founding and growth of Cabot Microelectronics during his many years of service.  All of us wish him well in his future endeavors."

ABOUT CABOT MICROELECTRONICS
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world's leading supplier of CMP polishing slurries and a growing CMP pad supplier to the semiconductor industry.  The company's products play a critical role in the production of advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers.  The company's mission is to create value by developing reliable and innovative solutions, through close customer collaboration, that solve today's challenges and help enable tomorrow's technology.  The company has approximately 1,125 employees on a global basis.  For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Trisha Tuntland, Director of Investor Relations at 630-499-2600.

SAFE HARBOR STATEMENT
This news release may include statements that constitute "forward looking statements" within the meaning of federal securities regulations.  These forward-looking statements include statements related to: future sales and operating results; growth or contraction, and trends in the industry and markets in which the company participates; the company's management; various economic factors and international events; regulatory or legislative activity; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property; new product introductions; development of new products, technologies and markets; the company's supply chain; natural disasters; the acquisition of or investment in other entities; uses and investment of the company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason, based on a variety of factors; financing facilities and related debt, payment of principal and interest, and compliance with covenants and other terms; the company's capital structure; the company's current or future tax rate; and the operation of facilities by Cabot Microelectronics Corporation.  These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics' filings with the SEC, that could cause actual results to differ materially from those described by these forward-looking statements.  In particular, see "Risk Factors" in the company's quarterly report on Form 10-Q for the quarter ended June 30, 2016 and in the company's annual report on Form 10-K for the fiscal year ended September 30, 2015, both filed with the SEC.  Cabot Microelectronics assumes no obligation to update this forward-looking information.